SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2005

WALGREEN CO.
(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer} Identification Number)

200 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 914-2500

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 20, 2005, the Board of Directors of Walgreen Co. (the "Company") elected Jim Skinner to the Board effective July 1, 2005. The size of the Company's Board of Directors was increased to eleven in connection with this appointment.

There are no arrangements or understandings between Mr. Skinner and any other person pursuant to which Mr. Skinner was selected as a director.  Mr. Skinner has not been, and at the time of this filing is not expected to be, named to serve on any committee of the Board.

A copy of the press release announcing Mr. Skinner's election is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits
Exhibit Number	Description
Exhibit 99.1	Press Release issued by Walgreen Co., dated June 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.
(Registrant)

By: /s/ William M. Rudolphsen
William M. Rudolphsen
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

Date: June 21, 2005